Exhibit 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Berkshire Hills Bancorp, Inc.’s Registration Statement Nos. 333-41766, 333-56446, 333-105721, 333-122522 and 333-146604 on Forms S-8 and Registration Statement No. 333-137246 on Form S-3 of our report dated March 16, 2009 relating to our audits of the consolidated financial statements and internal control over financial reporting of Berkshire Hills Bancorp, Inc. and subsidiaries appearing in this Annual Report on Form 10-K.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 16, 2009